UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _________)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

NEWGOLD, INC.
(Name of Registrant as Specified In Its Charter)
______________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
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	(1)	Title of each class of securities to which transaction applies: _____________________________________________
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(3)
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	(4)	Proposed maximum aggregate value of transaction: _____________________________________________
	(5)	Total fee paid: _____________________________________________

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed: September 29, 2006

NEWGOLD, INC.
400 Capitol Mall, Suite 900
Sacramento, CA 95814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 20, 2006

TO THE STOCKHOLDERS:

The 2006 Annual Meeting of Stockholders of Newgold, Inc., a Delaware corporation, will be held at the Incline Village Championship Golf Course, 955 Fairway Blvd., Incline Village, Nevada on Friday, October 20, 2006 at 9:00 A.M. (Pacific Time) for the purpose of considering and voting upon:

1.	the election of four directors to serve on the Board of Directors until the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	the approval of the 2006 Stock Option Plan;

3.	Amending the Certificates of Incorporation to change the Company’s name; and

4.	the transaction of any other business that is properly presented before the annual meeting or any adjournment or postponement thereof.

All holders of shares of common stock, as of the close of business on September 22, 2006, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to submit your proxy as promptly as possible according to the enclosed instructions, whether or not you plan to attend the meeting. Any stockholder attending the meeting may vote in person even if he or she submitted a proxy.

By Order of the Board of Directors,

                                 /s/ A. Scott Dockter
A. Scott Dockter
Chief Executive Officer
Sacramento, California
September 29, 2006

IMPORTANT

Whether or not you expect to attend the 2006 Annual Meeting of Stockholders in person, please complete, date, sign, and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your proxy will be revocable any time prior to its exercise either in writing or by voting your shares personally at the 2006 Annual Meeting of Stockholders.

NEWGOLD, INC.

400 Capitol Mall, Suite 900
Sacramento, CA 95814

PROXY STATEMENT

FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to holders of common stock, no par value per share (the “Common Stock”) of Newgold, Inc., a Delaware corporation (“Newgold” or the “Company”), in connection with the solicitation of proxies by the Board of Directors (“Board”) for use at Newgold’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 20, 2006 at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Incline Village Championship Golf Course, 955 Fairway Blvd., Incline Village, Nevada 89451. The telephone number at that address is (775) 832-1303.

This Proxy Statement and the enclosed proxy card, together with Newgold’s Annual Report on Form 10-KSB for the fiscal year ended January 31, 2006 and a copy of the Newgold 2006 Stock Option Plan, were mailed on or about September 29, 2006 to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are: (i) to elect four (4) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) to approve the 2006 Stock Option Plan; (iii) to approve the change of the Company’s name to Firstgold Corp; and (iv) to transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders Entitled to Vote; Record Date

Only holders of record of Common Stock at the close of business on September 22, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 72,644,240 shares of Common Stock outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attn: Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Voting Procedures

General. Your shares will be voted in accordance with the instructions you indicate when you submit your proxy. If you submit a proxy, but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the director nominees listed in this proxy statement;
•	FOR the approval of the 2006 Stock Option Plan;
•	FOR the approval of the Company name change; and
•	At the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Voting by Mail. By signing and returning the enclosed proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way your shares will be voted even if you are unable to attend the meeting.

Voting in Person at the Meeting.  If you plan to attend the Annual Meeting and vote in person, Newgold will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record, and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Voting and Solicitation

Each share of Common Stock outstanding on the Record Date entitles its owner to one vote on all matters. With respect to the election of directors, every stockholder voting at the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than eight candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the stockholder’s votes. On all other matters, each share of Common Stock has one vote.

Expenses of solicitation of proxies will be borne by Newgold. Newgold may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of Newgold’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter. Newgold may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Newgold’s costs for such services, if retained, will not be material.

Quorum; Abstentions; Broker Non-votes

A majority of the shares of Common Stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting. Shares that are voted “FOR,” “AGAINST,” or “WITHHELD” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR” or “AGAINST” a matter will also be treated as shares entitled to vote (the “Votes Cast”) with respect to such matter.

A plurality of Votes Cast is required for the election of directors and only affirmative votes (either “FOR” or “AGAINST”) will affect the outcome of the election of directors. The affirmative vote of a majority of the outstanding Common Stock entitled to vote on the matter is required to approve the 2006 Stock Option Plan and name change.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes,” Newgold believes that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Newgold further believes that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, Newgold intends to treat abstentions and broker “non-votes” in this manner. Accordingly, abstentions and broker “non-votes” will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Nominees will not have discretionary voting power with respect to the proposal to approve the 2006 Stock Option Plan or the proposed Company name change, and will consequently be unable to vote shares held by beneficial owners who do not give voting instructions to nominees with respect to these proposals.

Deadlines for Submission of Stockholder Proposals for 2007 Annual Meeting

Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials.  Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission or the Bylaws of the Company. Stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Company’s 2007 Annual Stockholder Meeting must submit such proposal to the Company by February 15, 2007. The submission of a proposal does not guarantee that it will be included in the Company’s proxy statement or proxy.

Requirements for Stockholder Proposals not to be Included in Proxy Materials.  Stockholders who wish to present a proposal at an annual meeting of stockholders that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to the Secretary of the Company at the Company’s principal executive offices by April 30, 2007.

Stockholder Information

If you share an address with another stockholder, you may receive only one set of proxy materials (including the Annual Report on Form 10-KSB and proxy statement) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by writing or contacting Newgold’s Chief Executive Officer at 400 Capitol Mall, Suite 900, California 95814, telephone (916) 449-3913 Similarly, if you share an address with another stockholder and have received multiple copies of the proxy materials, you may contact Newgold at the address or telephone number above to request that only a single copy of these materials be delivered to your address in the future.

PROPOSAL 1

ELECTION OF DIRECTORS

Description of Current Board of Directors

A board of three (3) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three nominees named below, all of whom are presently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The three nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

The names of the nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Position
A. Scott Dockter	50	Chairman, Chief Executive Officer and Director
James W. Kluber	55	Chief Financial Officer, Secretary and Director
Terrence Lynch	47	Director
Stephen Akerfeldt	62	Director

A. Scott Dockter has been the Chief Executive Officer and Chairman since December 2000, assuming such positions upon the resignation of James Cutburth. Mr. Dockter had previously served as Newgold’s CEO and President from November 1996 until February 2000 at which time Mr. Cutburth assumed such positions. Mr. Dockter has been self-employed in the business sector since 1978 and currently operates his business through ASD CORP and ASDi LLC. He has held a Class A General Engineering and Contracting License for more than 20 years, operating his businesses in California, Nevada and Montana, specializing in earth moving, mining, pipeline projects, structures, dams, industrial parks and sub divisions. Mr. Dockter has directed his companies in large landfill operations, underground concrete structures projects, large excavations, reclamation projects and others, which include state and local municipal projects. Mr. Dockter has also been a real estate developer, worked on oil & gas projects and has spent 15 years in the mining industry. He has personally owned mines, operated mines, constructed mine infrastructures (physical, production and process) and produced precious metals. In January 2002, Mr. Dockter pleaded guilty to one felony charge of environmental pollution and was sentenced to 5 months in a Federal detention camp and a $5,000 fine. The charge related to the release in the summer 1997 of a hazardous material (asbestos) at a demolition project owned by Riverfront Development Corporation, a corporation founded by Mr. Dockter of which he was then the CEO.

James W. Kluber has been the Chief Financial Officer of Newgold since February 2000 and a director since April 2000. Mr. Kluber has served as a senior financial consultant in a variety of service and technology environments with special focus on high growth companies and restructuring operations. He has successfully raised capital for companies in a variety of markets, utilizing public and private equity as well as securitized and unsecured debt to accomplish funding requirements. From December 2001 to September 2003, Mr. Kluber was the CFO and until October 2006 was the interim CEO of NutraCea a public company involved in the development and distribution of products based on the use of stabilized rice bran. Additionally, he was the Senior Vice President and CFO from 1996 to 1999 for RealPage, Inc. a leading provider of software and services to the real estate industry. From 1993 to 1996 he served as Vice President of Financial Operations for two public companies sponsored by Security Capital Group, ProLogis Trust and Archstone Communities.

Terrence Lynch was appointed to the Board of Directors in July 2006. Since September of 2005, Mr. Lynch has been a partner with Kingsmill Capital Partners, a financial advisory firm specializing in advising both public and private early stage growth companies. Prior to joining Kingsmill Capital he spent fifteen years operating start up companies in Industrial Products, Oil & Gas, and Media. Experienced in developing the necessary financial structure to maximize a company’s ability to secure growth capital, Mr. Lynch has raised corporate capital via debentures, limited partnerships, and royalty financing in addition to conventional equity placements. Mr. Lynch graduated in 1981 from St. Francis Xavier University with a joint honors degree in Economics and a BBA.

Stephen Akerfeldt was appointed to the Board of Directors on September 12, 2006. Mr. Akerfeldt is currently chairman of the board of Jura Energy Corporation which is an oil and gas exploration company based in Calgary, Canada. In 1998 he became part owner and currently serves as president of the Ritz Plastics Inc. which produces an injection molder for precision plastic parts used primarily in the automotive industry. In 1990 and 1991, Mr. Akerfeldt was part owner of the Sketchley Cleaners which consisted of a chain of dry cleaning facilities which he sold in 2003. Mr. Akerfeldt has worked as a business consultant to various companies and entrepreneurs since the mid-1990’s. Mr. Akerfeldt joined the accounting firm of Coopers and

Lybrand in 1965 and from 1974 through 1987 he was a partner in the firm’s Toronto office. His accounting practice included a broad range of clients including investment dealers, public mining companies, insurance companies, public oil and gas producers and manufacturing companies, both public and private. Mr. Akerfeldt holds a Bachelor of Arts degree from the University of Waterloo and became a chartered accountant with the Institute of Chartered Accountants of Ontario in 1970.

The current Directors will serve and hold office until the next annual stockholders' meeting or until their respective successors have been duly elected and qualified. Newgold’s executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

Family Relationships

There are no family relationships between any director or executive officer.

Board Meetings and Committees

Our Board of Directors held six meetings during the fiscal year ended January 31, 2006 and acted by unanimous written consent on two occasions. The Board does not currently have an Audit, Executive or Compensation Committee. At the current time, the entire Board of Directors acts to provide equivalent functions that would be provided by these committees. However, we have recently appointed Stephen Akerfeldt as our Audit Committee financial expert and to be chairman of the Audit Committee. We have only four directors, two of whom are also officers of Newgold. We plan to appoint additional directors to our Board and appoint additional independent directors to the Audit Committee during the current year.

The Board has not established a Nominating Committee and no charter has been adopted, because the entire Board acts to provide the equivalent functions that would be provided by a Nominating Committee. In evaluating potential candidates for membership on the Board, the Board may consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. While the Board has not established any specific minimum qualifications for director nominees, the Board believes that demonstrated leadership, as well as significant years of service, in an area of endeavor such as business, finance and related industry, is a desirable qualification for service as a director of Newgold.

The Board has a policy with respect to the consideration of director candidates recommended by stockholders. Any stockholder may make recommendations to the Board for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, Newgold, 400 Capitol Mall, Suite 900, Sacramento, California 95814. Such recommendations should be received no later than ninety (90) days prior to the annual meeting for which the stockholder wishes his or her recommendation to be considered. The Board will evaluate candidates recommended by stockholders on the same basis as it evaluates other candidates, including the following criteria:

•	Directors should be of the highest ethical character and share values that reflect positively on themselves and Newgold.

•	Directors should have reputations, both personal and professional, consistent with the image and reputation of Newgold.

•	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Board to nominate or recommend the candidate for director in the proxy materials.

Stockholder Communication Policy

Stockholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, Newgold, 400 Capitol Mall, Suite 900, California 95814, who will forward the communication to the intended director or directors. If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Stockholders

Newgold has a policy of encouraging, but not requiring, directors to attend Newgold’s annual meeting of stockholders.

Director Compensation

Directors are eligible to participate in Newgold’s 2006 Stock Option Plan. Subsequent to the fiscal year end, upon adoption of the 2006 Stock Option Plan by the Board, in July 2006, the Board made the following awards: A Scott Dockter received options to purchase 500,000 shares of Newgold common stock, James Kluber received options to purchase 400,000 shares of Newgold common stock, and Terrence Lynch and Stephen Akerfeldt each received options to purchase 250,000 shares of Newgold common stock.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of Newgold. Newgold will provide any person, without charge, a copy of this Code. Requests for a copy of the Code may be made by writing to Newgold at 400 Capitol Mall, Suite 900, Sacramento, California 95814. Attention: Secretary.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL TWO

Approval of the Newgold 2006 Stock Option Plan

Stockholders are being asked to approve the 2006 Stock Option Plan (“2006 Plan”). On July 25, 2006, the Board adopted the 2006 Plan. As of the Record Date, options to purchase 1,600,000 shares of Newgold common stock have been granted under the 2006 Plan.

At the Annual Meeting, Newgold is seeking stockholder approval of the 2006 Plan.

The Board has determined that it is in the best interest of Newgold and its stockholders to approve the 2006 Plan. The Board believes that:

•	grants of stock options help create long-term equity participation in Newgold and thereby assist it in attracting, retaining, motivating and rewarding employees, consultants and directors;

•	stock options, are essential to attracting new employees and others who contribute to Newgold's growth and development;

•
to remain competitive with other mineral exploration companies with regard to its long-term incentive plans, Newgold must provide employees with some level of equity compensation and that an inability to offer equity incentives to new and current employees would put Newgold at a competitive disadvantage with respect to attracting and retaining qualified personnel; and

•
all levels of employees and consultants, not only executive officers and directions, should be allowed to participate in equity compensation through the grant of stock options, thereby providing incentive to all of Newgold’s team to advance the success of Newgold.

Summary of the 2006 Plan

The following is a summary of the principal provisions of the 2006 Plan. This summary is qualified in its entirety by reference to the full text of the 2006 Plan, which is attached as an appendix to this proxy statement.

Administration. The 2006 Plan is administered by the Board (the “Administrator”). The Administrator acts as the manager of the 2006 Plan, and as such has the power, subject to the terms and restrictions set forth in the 2006 Plan, to select the persons (“Participants”) to receive options (“Options”) under the 2006 Plan (collectively, “Awards”), to fix the number of shares that each Participant may acquire, to set the terms and conditions of each Award (including any vesting or exercisability provisions or limitations regarding any Award and/or the shares of common stock relating thereto, and the waiver, amendment, extension or acceleration of any such provisions or limitations), and to determine all other matters relating to the operation of the 2006 Plan, subject to applicable law. Determinations made by the Administrator are final and binding on all parties. The Administrator may delegate certain authorities and duties to officers or employees of Newgold.

Eligibility. Every person who at the date on which an Award was granted to the person (the “Grant Date”) is an employee of Newgold or any Affiliate is eligible to receive Awards, including options that are intended to be incentive stock options (“ISOs”) within the meaning of the Internal Revenue Code of 1986, as amended (“Code”). The term "Affiliate" means a "parent corporation" or a "subsidiary corporation" as defined in the applicable provisions of the Code. Every person who at the Grant Date is a consultant to Newgold or any Affiliate, or any person who is a director of Newgold but not an employee, is eligible to receive Awards, including non-qualified options (“NQOs”), but is not eligible to receive ISOs. Employees may also receive NQOs.

Securities Subject to the 2006 Plan. The total number of shares of common stock that are reserved and available for issuance pursuant to the exercise of Awards under the 2006 Plan is 5,000,000 shares. In addition, no more than 5,000,000 shares may be issued as ISOs. To date, options to purchase 1,600,000 shares of Newgold common stock have been granted under the 2006 Plan. The shares covered by the portion of any grant that expires unexercised under the 2006 Plan will become available again for issuance under the 2006 Plan. The number of shares reserved for issuance under the 2006 Plan and the number of shares that may be issued as ISOs are subject to adjustment in accordance with the provisions for adjustment in the 2006 Plan.

Granting of Options. No Options may be granted under the 2006 Plan after 10 years from the date the Board initially adopted the 2006 Plan. An Option generally expires 10 years from its Grant Date, unless an earlier expiration date is specified by the Administrator at the Grant Date, except that an ISO granted to any ten percent stockholder expires five years from the Grant Date. The exercise price of an ISO or an NQO will be determined by the Administrator, and for ISOs must be at least equal to the fair market value of the stock covered by the ISO at the Grant Date (110% of the fair market value for ISOs granted to a ten percent stockholder).

Each Award will be evidenced by a written agreement (in the case of Options, referred to as the “Stock Option Agreement”), in a form satisfactory to Newgold, executed by Newgold and the Participant to whom the Award is granted. Provisions of Stock Option Agreements need not be the same for each Participant. Awards may, in the sole discretion of the Administrator, be exercisable entirely at the Grant Date or at such times and in such amounts as the Administrator may specify.

Corporate Transactions. The 2006 Plan provides that if Newgold is merged into or consolidated with another corporation under circumstances where Newgold is not the surviving corporation, is liquidated or dissolved, is the surviving corporation of a merger after which the stockholders of Newgold cease to own their shares or other equity interests in Newgold, sells or otherwise disposes of substantially all its assets to another corporation, or completes any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of Newgold give up all of their equity interest in Newgold, the successor corporation may assume, convert or replace any outstanding Awards. In the alternative, the successor corporation may substitute any outstanding Awards with substantially equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders, after taking into consideration the existing provisions of the Awards. The successor corporation may also issue, in place of outstanding Awards of Newgold held by a Participant, substantially similar Awards or other property subject to repurchase restrictions no less favorable to the Participant. If the successor corporation refuses to assume or substitute outstanding options, such options will become fully vested and exercisable for a period of fifteen (15) days after which the options will expire.

Payment of Exercise Price. Except as described below, payment in full, in cash, generally must be made for all stock purchased at the time a written notice of exercise is given to Newgold. Proceeds of any such payment will constitute general funds of Newgold. The exercise price of options granted under the Newgold 2006 Plan may be paid as approved by the Administrator at the time of grant: (a) in cash (by check); (b) by cancellation of indebtedness of Newgold to the Participant; (c) by surrender of shares of common stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (d) by waiver of compensation due to or accrued by the Participant for services rendered; (e) by a secured promissory note; or (f) by any combination of the foregoing.

Termination of Employment. Any Award or portion thereof that has not vested on or before the date on which a Participant ceases, for any reason, with or without cause, to be an employee or director of, or a consultant to, Newgold or an Affiliate ("Employment Termination"), expires upon the date of Employment Termination. An Award or portion thereof that has vested as of the date of Employment Termination, to the extent the Award has not then expired or been exercised, is exercisable for a period of three (3) months after the date of Employment Termination or such longer time period not exceeding five years as the Administrator may determine. If, however, Employment Termination is due to the disability or death of the Participant, then the Participant or the Participant's representative may, within 12 months after the date of Employment Termination or such shorter or longer time period not exceeding five years as the Administrator may determine, exercise such Award rights to the extent they were vested on the date of Employment Termination.

Amendment, Suspension or Termination of the 2006 Plan. The Board may at any time amend, alter, suspend or discontinue the 2006 Plan without stockholder approval, except as required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under any Award previously granted, without the Participant's consent, except to conform the 2006 Plan and Awards granted under the 2006 Plan to the requirements of federal or other tax laws.

ERISA, Internal Revenue Code. The 2006 Plan is not subject to the ERISA and is not qualified under Section 401(a) of the Code.

Summary of Federal Income Tax Consequences

The following description of federal income tax consequences associated with participation in the 2006 Plan is based on current provisions of the Code and administrative and judicial interpretations thereof. It does not describe applicable state, local, or foreign tax considerations, nor does it discuss any estate or gift tax considerations. The applicable rules are complex and may vary depending upon a Participant's individual circumstances. The following description is thus necessarily general and does not address all of the potential federal and other income tax consequences to every Participant of the 2006 Plan or in connection with transactions thereunder.

Incentive Stock Options

A Participant will not have taxable income upon the grant or exercise of an ISO. However, upon exercise, the amount by which the fair market value of the common stock acquired upon exercise of the Option (“Option Shares”) exceeds the exercise price of the shares acquired (the "Option Spread") is included on the Participant's "alternative minimum taxable income" in determining the Participant's liability for the “alternative minimum tax.” “Alternative minimum tax” is imposed to the extent it exceeds a Participant's regular tax liability. The Option Spread generally is measured for this purpose on the day the Option is exercised; however, if both (i) the Option Shares are subject to a "substantial risk of forfeiture" (including a right of repurchase in favor of Newgold) and (ii) the Participant does not make an election under Section 83(b) of the Code with respect to such shares within 30 days after the purchase date (a "Section 83(b) Election"), then the Option Spread should be measured, and should be included in alternative minimum taxable income, on the date the risk of forfeiture lapses. Newgold receives no income tax deduction upon grant or exercise of an ISO but is entitled to a deduction equal to the ordinary income taxable to the Participant upon a Disqualifying Disposition.

In general, an ISO must be exercised within 90 days of Employment Termination to retain the federal income tax treatment described above. This 90-day period does not apply in the case of a Participant who dies while owning an Option. In the case of a Participant who is permanently and totally disabled, as defined in the Code, this 90-day period is extended to 12 months. The 2006 Plan allows Newgold to extend the period during which a Participant may exercise the Option. In all events, if an Option is exercised more than three months after Employment Termination, it will, except in the cases of a permanently and totally disabled or deceased Participant, not qualify as an ISO.

A Participant generally will be entitled to long-term capital gain treatment upon sale (other than to Newgold) or other disposition of Option Shares held longer than two years from the grant date and one year from the date the Participant receives the shares. If the Option Shares are sold or disposed of (including by gift, but not including certain tax-free exchanges) before both of these holding periods have expired (a “Disqualifying Disposition”), the Option Spread (but generally not more than the amount of gain if the Disqualifying Disposition is a sale) is taxable as ordinary income. For this purpose, the Option Spread is measured at the Exercise Date unless the Option Shares were subject to a substantial risk of forfeiture upon purchase and the Participant did not file a Section 83(b) Election, in which event the Option Spread is measured at the date the restriction lapsed. If gain on a Disqualifying Disposition exceeds the amount treated as ordinary income, the excess is capital gain, which will be characterized as long term or short term, depending on the holding period. The holding period for Option Shares commences with the Option exercise date unless the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, in which event the holding period commences with the date the risk of forfeiture lapsed. A sale of common stock to Newgold, including use of common stock to pay withholding or withheld by Newgold upon exercise of an ISO, will constitute a redemption of such common stock and may be taxable as a dividend unless certain tests in the Code are met.

Non-Qualified Stock Options

A Participant does not have taxable income upon the grant of a NQO, provided that the exercise price is at least equal to the fair market value of the common stock on the grant date. Federal income tax consequences upon exercise will depend upon whether the Option Shares thereby acquired are subject to a substantial risk of forfeiture, described above. If the Option Shares are not subject to a substantial risk of forfeiture (or if they are subject to such a risk and the Participant files a Section 83(b) Election with respect to the shares), the Participant will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Participant's tax basis in the Option Shares will be their fair market value on the date of exercise, and the holding period for purposes of determining capital gain or loss also will begin with the day after transfer. If the Option Shares are restricted and no Section 83(b) Election is filed, the Participant will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the Option Spread on the date of lapse. In such a case, the Participant's holding period will also begin with the date of lapse.

Upon sale other than to Newgold of Option Shares acquired under an NQO, a Participant generally will recognize capital gain or loss to the extent of the difference between the sale price and the Participant's tax basis in the shares, which will be long term or short term depending on the holding period. A sale of shares to Newgold will constitute a redemption of such shares, which may be taxable as a dividend.

New Plan Benefits

The grant of Options under the 2006 Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the Administrator. As of the date of this Proxy Statement, there has been no determination by the Administrator with respect to future Awards under the 2006 Plan. Accordingly, future Awards are not determinable. The table of option grants under “Executive Compensation” does not provide information with respect to the grant of options to the Named Officers under the 2006 Plan as the Plan had not been adopted as of the end of fiscal year 2006. The section of this Proxy Statement entitled “Election of Directors—Director Compensation” set forth above provides information with respect to the grant of stock to Newgold's directors during the current fiscal year 2007.

Vote Required

The approval of the 2006 Stock Option Plan requires the affirmative approval of a majority of the shares of common stock that are outstanding on the Record Date.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2006 STOCK OPTION PLAN.

PROPOSAL THREE

Amendment to Certificate of Incorporation to Change Company Name

On September 12, 2006, our Board of Directors voted unanimously to authorize and recommend that the Company’s stockholders approve a proposal to effect a name change. The name change will become effective upon filing of the Amendment with the Delaware Secretary of State, but the Board of Directors reserves the right not to make such filing if it deems it appropriate not do so.

Reasons for the Name Change. Due to the fact that the name “Newgold” is not available for registration in Canada and to differentiate the Company from other mineral exploration companies, the Company has determined to change its name to “Firstgold Corp.” The Company believes this name will continue to identify the Company’s business as being related to the exploration of gold and other natural resources and will allow for the name registration in all 50 states and Canada.

Vote Required

The approval to amend the Company’s Certificate of Incorporation to effectuate the name change requires the affirmative approval of a majority of the shares of common stock that are outstanding on the Record Date.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO FIRSTGOLD, CORP.

AUDIT DISCLOSURE

Audit Report
As stated elsewhere in this proxy statement, Newgold did not have a separate Audit Committee during fiscal year 2006. Consequently, all of the functions of the Audit Committee were performed by the Board of Directors as a whole, including the review and authorization of all non-audit fees incurred by Newgold. All of the non-audit fees incurred by Newgold were authorized by the Board of Directors.

The Board of Directors has reviewed and discussed with Newgold’s management the audited consolidated financial statements as of and for the year ended January 31, 2006.

The Board has also discussed with Singer Lewak Greenbaum & Goldstein, LLP, Newgold’s independent auditors (“SLGG”), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Board has received and reviewed the written disclosures and the letter from SLGG required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with SLGG its independence. The material contained in this Audit Committee Report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the company under the Securities Act, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Based on the reviews and discussions referred to above, the Board has approved the audited financial statements referred to above be included in Newgold’s Annual Report on Form 10-KSB for the year ended January 31, 2006 filed with the Securities and Exchange Commission.

Independent Public Accountants

Newgold’s independent public accountants for the last completed fiscal year ended January 31, 2006, were Singer Lewak Greenbaum & Goldstein, LLP (“SLGG”). The Board anticipates that representatives of SLGG will not be present at the Annual Meeting. The Board has not yet selected its principal independent accountants for the current fiscal year. The selection of our independent accountant’s is expected prior to the end of our current fiscal year.

Fees Billed to Newgold by Singer Lewak Greenbaum & Goldstein, LLP During Fiscal 2006

Audit Fees

The aggregate fees billed by SLGG to Newgold for professional services rendered for the audit of Newgold’s financial statements for the fiscal year, for reviews of the financial statements included in Newgold’s Forms 10-QSB for the fiscal year, and for services provided by SLGG in connection with statutory or regulatory filings for the fiscal year, were $25,000 for the fiscal year ended January 31, 2005 and $59,327 for the fiscal year ended January 31, 2006.

All Other Fees

No other fees were billed by SLGG to Newgold for products and services rendered for fiscal years 2005. In fiscal year 2006, SLGG billed $24,598 for Audit-Related Fees while no fees were billed for tax fees or other accounting fees.

Audit Committee Pre-Approval Policies

Rules adopted by the Securities and Exchange Commission in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees or in the absence of an Audit Committee its Board of Directors, to pre-approve audit and non-audit services. The Board has adopted a policy for the pre-approval of all audit, audit related and tax services, and permissible non-audit services provided by the independent auditors. The policy provides for an annual review of an audit plan and budget for the upcoming annual financial statement audit, and entering into an engagement letter with the independent auditors covering the scope of the audit and the fees to be paid. The Board may also from time-to-time review and approve in advance other specific audit, audit related, tax or permissible non-audit services. In addition, the Board may from time-to-time give pre-approval for audit services, audit related services, tax services or other non-audit services by setting forth such pre-approved services on a schedule containing a description of, budget for, and time period for such pre-approved services. The policies require the Board to be informed of each service, and the policies do not include any delegation of the Board’s responsibilities to management. The Board may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Board at its next scheduled meeting.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our chief executive officer during the last three complete fiscal years and each officer who received annual compensation in excess of $100,000 during the last completed fiscal year.

SUMMARY COMPENSATION TABLE For Years Ended January 31, 2006, 2005 and 2004

					Long Term Compensation
	Annual Compensation				Awards		Payout
	Fiscal Year	Salary	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	LTIP Payout ($)	All Other Compensation ($)
Scott Dockter (CEO)	2006	$180,000	-0-	-0-	-0-	-0-	-0-	-0-
	2005	$ 60,000	-0-	-0-	-0-	-0-	-0-	-0-
	2004	$ 60,000(1)	-0-	-0-	-0-	-0-	-0-	-0-

James Kluber(2) (CFO)	2006	$160,000	-0-	-0-	-0-	-0-	-0-	6,000(3)
	2005	$140,000	-0-	-0-	-0-	-0-	-0-	6,000 (3)
	2004	$140,000	-0-	-0-	-0-	-0-	-0-	6,000 (3)

(1)	Of the amounts shown, the following amounts have been deferred: 2006 - $75,000; 2004 - $24,000. The deferred amount for 2004 was converted to a convertible note payable on October 1, 2004.
(2)
Of the amounts shown, the following amounts have been deferred: 2006 - $11,057; 2005 - $93,500; 2004 - $89,000. The deferred amount for 2004 was converted to a convertible note payable on October 1, 2004.

(3)	Amount reflects a home office allowance

2006 Stock Option Plan

Subsequent to Newgold’s fiscal year end, our Board of Directors adopted the 2006 Stock Option Plan. Under the terms of the 2006 Plan, we may grant options to purchase up to 5,000,000 shares of our common stock which can include Incentive Stock Options issued to employees and Nonstatutory Stock Options issuable to employees or consultants providing services to Newgold on such terms as are determined by our board of directors. Our Board administers the 2006 Plan. Under the 2006 Plan, options vest not less than 20% per year and have 10-year terms (except with respect to 10% stockholders which have five-year terms). If an option holder terminates his/her employment with us or becomes disabled or dies, the option holder or his/her representative will have a certain number of months to exercise any outstanding options. If we sell substantially all of our assets or are a party to a merger or consolidation in which we are not the surviving corporation, then we have the right to accelerate unvested options and will give the option holder written notice of the exercisability and specify a time period in which the option may be exercised. All options will terminate in their entirety to the extent not exercised on or prior to the date specified in the written notice unless an agreement governing any change of control provides otherwise. As of September 15, 2006, options to purchase 1,600,000 shares of common stock had been issued as follows: 500,000 options issued to A. Scott Dockter; 400,000 options issued to James Kluber; 250,000 options issued to Terrence Lynch; 250,000 options issued to Stephen Akerfeldt; and 200,000 options issued to an employee for the purchase of Newgold restricted common stock.

Options/SAR Grants in Last Fiscal Year

The following table sets forth certain information with respect to options or SAR grants of Common Stock during the fiscal year ended January 31, 2006 to the Named Executive Officers.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees at January 31, 2006	Exercise or Base Price ($ Per Share)	Expiration Date
None

Aggregated Option/SAR Exercises Year-End Table.

During the fiscal year ended January 31, 2006, none of the Named Executive Officers had exercised any options/SARs issued by Newgold. The following table sets forth information regarding the stock options held as of January 31, 2006 by the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options at January 31, 2006		Value of Unexercised In-the-Money Options at January 31, 2006
	Exercisable	Unexercisable	Exercisable	Unexercisable
None

Employment Agreements

On February 1, 2006, we entered into an employment agreement with A. Scott Dockter to serve as our chief executive officer for Newgold, Inc. Pursuant to the agreement, Mr. Dockter will receive an annual salary of $180,000 and an automobile expense allowance of $1,000 per month. In addition, Mr. Dockter will be eligible to participate in any discretionary bonuses or employee stock option plans which may be adopted in the future. The employment agreement has a term of three years.

On February 1, 2006, we entered into an employment agreement with James W. Kluber to serve as our chief financial officer of Newgold, Inc. Pursuant to the agreement, Mr. Kluber will receive an annual salary of $160,000 and an office expense allowance of $500 per month. In addition, Mr. Kluber will be eligible to participate in any future discretionary bonuses or employee stock option plans which may be adopted in the future. The employment agreement has a term of three years.

Employee Pension, Profit Sharing or Other Retirement Plans

We do not have a defined benefit pension plan or profit sharing or other retirement plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of Newgold’s Common Stock beneficially owned as of September 15, 2006 by, (i) each executive officer and director of Newgold; (ii) all executive officers and directors of Newgold as a group; and (iii) owners of more than 5% of Newgold’s Common Stock.

Name and Address of Beneficial Owner	Position	Number of Shares Beneficially Owned	Percent
Officers and Directors
A. Scott Dockter 400 Capitol Mall, Suite 900 Sacramento, CA 95814	Chairman and CEO	21,921,306(1)	25.7%

James Kluber 327 Copperstone Trail Coppell, TX 75019	CFO, Executive Vice President, and Secretary	1,795,007(2)	2.4%

Terrence Lynch 1130 Morrison Heights Oakville, Ontario Canada L6J 4J1	Director	250,000(3)	*%

Stephen Akerfeldt 93 Sheppard Avenue East North York, Ontario, Canada M2N3A3	Director	250,000(4)	*%
All officers and directors as a group (4 individuals)		24,216,313	27.6%

Stockholders owning 5% or more
City Natural Resources High Yield Trust Mansfield House 1 Southhampton Street London , England WC2R OLR		5,000,000 (5)	6.7%
* Represents less than 1%.

(1)	Amount includes 12,657,909 shares issuable under stock warrants and options exercisable within 60 days of September 15, 2006.
(2)
Amount represents 1,795,007 shares issuable under stock warrants and options exercisable within 60 days of September 15, 2006. Amount excludes shares issuable pursuant to a convertible promissory note in the principal amount of $209,251.

(3)
Amount represents shares issuable under options granted at the time Mr. Lynch became a director of Newgold. 25% of the options are exercisable immediately while the balance vests 25% on each anniversary date over the next three years.

(4)
Amount represents shares issuable under options granted at the time Mr. Akerfeldt became a director of Newgold. 25% of the options are exercisable immediately while the balance vests 25% on each anniversary date over the next three years.

(5)	Amount includes 2,500,000 shares issuable under stock warrants exercisable within 60 days of September 15, 2006.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and right (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans to be approved by security holders	1,600,000	$ 0.38	3,400,000
Equity compensation plans not approved by security holders	N/A
TOTAL	1,600,000	$ 0.38	3,400,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTION

During the 2006 fiscal year, the president of Newgold, Scott Dockter, had loaned Newgold an aggregate of $5,000. In July 2005 a convertible promissory note with a balance of $1,402,742 and additional accrued interest of $446,193 due to Mr. Dockter was converted into 12,326,231 shares of Newgold common stock. As of January 31, 2005, Mr. Dockter had loaned Newgold a total of $24,845 and accrued interest of $32,023. In addition to the outstanding note payable, Mr. Dockter has been issued Warrants to purchase up to 12,157,909 shares of Newgold’s Common Stock at exercise prices ranging from $0.15/share to $0.40/share.

On January 25, 2006, Newgold entered into a joint venture with ASDi, LLC to develop two Nevada mining properties known as the Red Caps Project and Crescent Valley Project. The Red Caps consists of approximately 96 unpatented mining claims covering 1900 acres and the Crescent Valley consists of approximately 39 unpatented mining claims covering 750 acres. The Red Caps and Crescent Valley mining claims are currently owned by ASDi, LLC, which is owned and managed by A. Scott Dockter, Chairman and CEO of Newgold. The joint venture will be operated through a newly formed Nevada limited liability company called Crescent Red Caps, LLC. The terms of the joint venture provide for ASDi to contribute the Red Caps and Crescent Valley mining claims to the LLC in exchange for Newgold issuing 2.5 million shares of its Common Stock to ASDi. Newgold will initially own a 22.22% interest in the LLC and ASDi will hold a 77.78% interest. By expending up to $1,350,000 on each project over the next three years, Newgold can increase its interest in the LLC to 66.66%. Thereafter, Newgold has the right to purchase the remaining interest in the LLC held by ASDi at a price to be determined by the results of the exploration work conducted. Newgold will be the Manager of the LLC.

Should a transaction, proposed transaction, or series of transactions involve one of our officers or directors or a related entity or an affiliate of a related entity, or holders of stock representing 5% or more of the voting power (a “related entity”) of our then outstanding voting stock, the transactions must be approved by the unanimous consent of our board of directors. In the event a member of the board of directors is a related party, that member will abstain from the vote.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of Newgold’s common stock to file reports of ownership on Form 3 and changes in ownership on Form 4 with the Securities and Exchange Commission (the “SEC”). Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that no other filings were required for such persons, Newgold believes that, during the fiscal year ended January 31, 2006, its executive officers and directors and 10% stockholders complied with all applicable Section 16(a) filing requirements except as follows:

Mr. Dockter sold 6,316,414 shares of Newgold common stock on September 1, 2005. He did not file a Form 4 regarding this disposition until September 16, 2005.

Mr. Dockter, through an affiliated entity, acquired 2.5 million shares of Newgold Common Stock and options to purchase 2.5 million shares of Newgold Common Stock on January 25, 2006. He did not file a Form 4 timely but reported this transaction on a Form 5 which was timely filed on February 14, 2006.

Mr. Dockter, through an affiliated entity, sold 1.6 million shares of Newgold common stock on March 28, 2006. He did not file a Form 4 regarding this disposition until May 17, 2006.

Mr. James Kluber was granted options to purchase 400,000 shares of the Company’s common stock on July 28, 2006. He did not file a Form 4 reflecting this grant until August 14, 2006.

Mr. Dockter was granted options to purchase 500,000 shares of the Company’s common stock on July 28, 2006. He did not file a Form 4 reflecting this grant until September 7, 2006.

OTHER BUSINESS

Newgold’s management knows of no other business to be brought before the 2006 Annual Meeting of Stockholders. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-KSB

Newgold filed an Annual Report on Form 10-KSB with the Securities and Exchange Commission on May 15, 2006. A copy of the Annual Report and the Newgold 2006 Stock Option Plan have been mailed to all stockholders along with this proxy statement. Stockholders may obtain additional copies of the Annual Report and the exhibits thereto, without charge, by writing to Scott Dockter, Newgold’s Chief Executive Officer, at Newgold’s principal executive offices at 400 Capitol Mall, Suite 900, Sacramento, California 95814

By Order of the Board of Directors

                                 /s/ James Kluber
James Kluber
Secretary
Sacramento, California
September 29, 2006

NEWGOLD
400 CAPITOL MALL, SUITE 900
SACRAMENTO, CALIFORNIA 95814

THIS PROXY IS SOLICITED ON BEHALF OF
THE COMPANY'S BOARD OF DIRECTORS

The undersigned holder of Common Stock of Newgold, a Delaware corporation (the "Company"), hereby appoints A. Scott Dockter and James Kluber, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the 2006 Annual Meeting of Stockholders of the Company, to be held at the Incline Village Championship Golf Course, 955 Fairway Blvd., Incline Village, Nevada on Friday, October 20, 2006, at 9:00 A.M. (Pacific Time) and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(change of address/comments)

__________________________________
__________________________________
__________________________________
__________________________________
__________________________________
(If you have written in the above
spaces please mark the
corresponding box on the reverse
side of this card.)

(continued and to be signed on reverse side)

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!

ANNUAL MEETING OF STOCKHOLDERS
NEWGOLD, INC.

October 20, 2006

Please Complete and Mail in the Envelope Provided

This proxy is being solicited on behalf of the Board of Directors of Newgold.

[X] Please mark your votes as in this example

The Board of Directors recommends a vote FOR the nominees for director in Proposal No. 1.

1. Election of Directors:	FOR	AGAINST	ABSTAIN	WITHHELD

A. Scott Dockter	[_]	[_]	[_]	[_]
James Kluber	[_]	[_]	[_]	[_]
Terrence Lynch	[_]	[_]	[_]	[_]
Stephen Akerfeldt	[_]	[_]	[_]	[_]

2. Approval of Newgold’s	FOR	AGAINST	ABSTAIN	WITHHELD
2006 Stock Option Plan	[_]	[_]	[_]	[_]

3. Approval to amend the Company’s	FOR	AGAINST	ABSTAIN	WITHHELD
Certificate of Incorporation to change	[_]	[_]	[_]	[_]
the Company’s name to
“Firstgold Corp.”

4.    In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

Please check this box if you plan to attend the Annual Meeting. [_]

Change of Address / Comments [_]

Signature(s) ______________________________ Date __________________

NOTE:    Please sign exactly as name appears above. Joint owners should each sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

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